UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021

DORIAN LPG LTD.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-36437	66-0818228
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (203) 674-9900

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

The information contained in Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into (i) the registration statement on Form S-3 (File No. 333-200714) of Dorian LPG Ltd. (the "Company"), filed with the U.S. Securities and Exchange Commission (the "Commission") on June 29, 2015 and (ii) the registration statement on Form S-3 (File No. 333-233104) of the Company, filed with the Commission on August 7, 2019.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 22, 2021, the Compensation Committee of the Board of Directors of the Company (the "Committee") approved discretionary cash bonus payments (the “Fiscal Year 2021 Annual Bonuses”) to John C. Hadjipateras, John C. Lycouris,  Theodore B. Young, Tim T. Hansen and Alexander C. Hadjipateras in the amounts of $900,000, $300,000, $300,000, $324,889 and $250,000, respectively.

The Committee also approved discretionary restricted share and restricted stock unit awards under the Company's 2014 Equity Incentive Plan to John C. Hadjipateras, John C. Lycouris, Theodore B. Young, Tim T. Hansen and Alexander C. Hadjipateras in the amounts of 72,500 restricted shares, 20,000 restricted shares, 19,000 restricted shares, 25,000 restricted stock units and 18,000 restricted shares, respectively. The restricted shares shall vest ratably and in three equal installments commencing with, and on the subsequent anniversaries of, August 5, 2021 (the "Grant Date"). The restricted stock units shall vest ratably in equal installments on the first and second anniversaries of the Grant Date. Notwithstanding the foregoing, the restricted shares, or restricted stock units, in the case of Mr. Tim T. Hansen (the "Vesting Shares") to be issued to each of Mr. John C. Hadjipateras, Mr. John C. Lycouris, Mr. Theodore B. Young, Mr. Tim T. Hansen and Mr. Alexander C. Hadjipateras that are eligible to vest on August 5, 2023 (the "Scheduled Vesting Date") shall vest when and only if the volume weighted average price of the Company's common shares over any consecutive 15-day period prior to the final business day of the tenth fiscal quarter following the Grant Date of the Vesting Shares, as reported on Bloomberg (or on such other internationally recognized financial information provider), equals or exceeds, 95% of the book value of a Company share, which shall be determined (in good faith by the management of the Company) in respect of the Scheduled Vesting Date, as of the first business day of the fiscal quarter immediately preceding the Scheduled Vesting Date. Each restricted share award will be made pursuant to a Restricted Stock Award Agreement, the form of which is incorporated by reference herein. As disclosed in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 2, 2021 (the “Form 10-K”) by the Company, each of the Named Executive Officers also received a $1,500 holiday bonus.

All other compensation paid in the fiscal year ended March 31, 2021 or earned by each of the Company’s named executive officers in respect of the same period was previously reported by the Company in the Form 10-K, including in the summary compensation table beginning on page 92 of the Form 10-K.

Named Executive Officer Base Salaries

Also on July 22, 2021, the Committee (i) approved the following annual base salary increases for the following named executive officers, effective April 1, 2021: for Tim T. Hansen, a base salary increase from DKK 3,250,000 to DKK 3,400,000(1); and for Alexander C. Hadjipateras, a base salary increase from $325,000 to $350,000 and (ii) determined that the base salaries would not be changed for the other named executive officers, which would remain at $650,000 for John C. Hadjipateras; $550,000 for John C. Lycouris; and $500,000 for Theodore B. Young.

 (1) Based on a conversion rate of 1 DKK = 0.1586 USD, which was the conversion rate applicable as of July 22, 2021, Mr. Tim T. Hansen’s base salary would have increased from $515,450 to $539,240.

The cash bonus payments, restricted share awards and base salaries are in recognition of the officers' contributions to the Company for the fiscal year ended March 31, 2021.

As of the filing of the Form 10-K, the Fiscal Year 2021 Annual Bonuses and the base salaries described above had not been determined, and thus were not included in the Form 10-K. In accordance with Item 5.02(f) of Form 8-K, the Company has included such information herein.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

Exhibit Number	Description
10.1	Form of Restricted Stock Award Agreement, incorporated by reference to Exhibit 10.1 of the Company's Form 8-K filed with the Commission on June 22, 2016

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 28, 2021		DORIAN LPG LTD.
(registrant)

	By:	/s/ Theodore B. Young
Theodore B. Young
Chief Financial Officer